                                                                   Schedule 99.2
                                  VOTING PROXY
                                  ------------

            KNOW ALL MEN BY THESE PRESENTS,  that the undersigned currently owns
securities  of  Viva  Gaming  &  Resorts,   Inc.,  a  Florida  corporation  (the
"Company"), in the form of common stock of the Corporation ("Common Stock"), and does hereby constitute and appoint Eric Nelson,  the true and lawful substitute, attorney  and proxy,  with full power of  substitution  and  revocation,  of the undersigned,  for and in the name, place and stead of, the  undersigned,  to all shares  of  Common  Stock  which  are held in  escrow  subject  to the terms and conditions  of a  certain  Escrow  Agreement  by  and  among  the  Company,  the undersigned  and the  escrow  agent,  dated  the same day  hereof  (the  "Escrow
Agreement")  which the  undersigned  or its  designee  would then be entitled to vote,  and with all the  powers  which  the  undersigned  would be  entitled  to exercise, if present, with respect to any and all actions that may be taken by a vote of securityholders of the Company at a meeting held therefore or by consent in lieu of such meeting.

            This Voting Proxy shall  remain in effect until (i) the  termination of the Escrow  Agreement  pursuant  to its terms,  or (ii) the release of Shares pursuant to the resolution of any claim thereunder, whichever is later.

            IN WITNESS WHEREOF, signed this 12th day of October, 2001.

                                              ---------------------------
                                              Name: Bram Solloway